INVITAE CORPORATION
1400 16TH STREET
SAN FRANCISCO, CA 94103

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVTA2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21687-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVITAE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To vote on a proposal to adopt the Agreement and Plan of Merger and Plan of Reorganization, dated as of June 21, 2020, by and among Invitae Corporation, Apollo Merger Sub A Inc., Apollo Merger Sub B LLC, ArcherDX, Inc. and Kyle Lefkoff, solely in his capacity as holders' representative, and approve the merger contemplated thereby.	☐	☐	☐
2.	To vote on a proposal to approve, for the purpose of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of up to an aggregate of approximately 16.3 million shares of Invitae common stock in a private placement and the issuance of warrants to purchase 1.0 million shares of Invitae common stock in connection with a senior secured term loan facility.	☐	☐	☐
3.	To vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal.	☐	☐	☐

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2, and FOR Proposal 3 if necessary.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

D21688-TBD

INVITAE CORPORATION
Proxy for Special Meeting of Stockholders on October 1, 2020
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shelly D. Guyer and Thomas Brida, each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Invitae common stock which the undersigned would be entitled to vote if present and acting at the Special Meeting of Stockholders to be held at 10:00 A.M., Pacific Time on October 1, 2020, held virtually at www.virtualshareholdermeeting.com/NVTA2020SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE